UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2024

BLUM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-56626	93-3735199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3242 S. Halladay St., Suite 202 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 909-5564

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant's Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

Effective April 23, 2024, Blum Holdings, Inc. (the “Company”) dismissed Marcum LLP as its independent registered public accounting firm. The Company’s Audit Committee approved the dismissal of Marcum LLP.

The report of Marcum LLP on the consolidated financial statements of Unrivaled Brands, Inc. (reorganized as Blum Holdings, Inc. effective January 12, 2024) for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle. The report had been prepared assuming that the Company would continue as a going concern and included an explanatory paragraph regarding the Company’s ability to continue as a going concern as result of the significant losses incurred and the need to raise additional funds to meet its obligations and sustain its operations.

During the fiscal years ended December 31, 2023 and 2022, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Marcum LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which would have caused it to make reference to the subject matter of such a disagreement in connection with its audit reports on the Company’s consolidated financial statements for such years. During the fiscal years ended December 31, 2023 and 2022, there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K), except as provided below:

(i) For the fiscal years ended December 31, 2023 and 2022, the Company’s primary user access controls (i.e. provisioning, de-provisioning, and quarterly user access review) to ensure appropriate segregation of duties that would adequately restrict user and privileged access to the financially relevant systems and data to appropriate Company personnel were not operating effectively.
(ii) For the fiscal year ended December 31, 2023 and 2022, the identification of a material weakness in which the Company failed to timely record transactions and to timely review account reconciliations. In connection with the consolidated financial statements as of December 31, 2023, the Company restated its previously reported consolidated financial statements for the periods ended June 30, 2023, and September 30, 2023.

These material weaknesses did not affect Marcum LLP's unqualified audit report dated April 15, 2024 and April 7, 2023 regarding the consolidated financial statements of Unrivaled Brands, Inc. for the fiscal years ended December 31, 2023 and 2022, respectively.

The Company provided Marcum LLP with a copy of the foregoing disclosures it is making in this Current Report on Form 8-K prior to its filing and requested, in accordance with applicable practices, that Marcum LLP furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. Attached as Exhibit 16.1 is a copy of Marcum LLP’s letter, dated April 29, 2024, stating that it agrees with such statements.

(b) New Independent Registered Public Accounting Firm

On April 23, 2024, the Company engaged MATSUURA as its new independent registered public accountant for the fiscal year ending December 31, 2024. The Audit Committee of the Company approved and authorized the engagement of MATSUURA as the Company’s independent registered public accounting firm.

During the fiscal years ended December 31, 2023 and 2022, neither the Company nor anyone on its behalf consulted with MATSUURA regarding (a) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that MATSUURA concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
16.1	Letter from Marcum LLP to the Securities and Exchange Commission dated April 29, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUM HOLDINGS, INC.

Date: April 29, 2024	By:	/s/ Sabas Carrillo
Sabas Carrillo
Chief Executive Officer

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